Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" for the DWS Alternative Asset Allocation Plus Fund, DWS Disciplined Long/Short Growth Fund and DWS Disciplined Long/Short Value Fund, each a series of DWS Equity Trust, in the Class A, Class C, Class S, and Institutional Class Shares Prospectus and "Independent Registered Public Accounting Firm" and
"Financial Statements" in the DWS Equity Trust Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 29 to the Registration Statement (Form N-1A, No. 333-43815) of our report dated May 27, 2008, on the financial statements and financial highlights of DWS Alternative Asset Allocation Plus Fund included in the DWS Alternative Asset Allocation Plus Fund Annual Report dated March 31, 2008, and our reports dated June 20, 2008, on the financial statements and financial highlights of DWS Disciplined Long/Short Growth Fund and DWS Disciplined Long/Short Value Fund included respectively in the DWS Disciplined Long/Short Growth Fund and the DWS Disciplined Long/Short Value Fund Annual Reports, each dated April 30, 2008.

                                                     /s/ ERNST & YOUNG LLP


Boston, Massachusetts
July 28, 2008